EXHIBIT 10.1
EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT dated as of January 8, 2026 (this “Agreement”) is by and between WEBTOON Entertainment Inc., a Delaware corporation (the “Company”), and Accelerator Investments LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A. The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions hereinafter set forth.
In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I

PURCHASE AND SALE OF PURCHASED SHARES
Section 1.1 Purchase and Sale. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase, and the Company shall issue and sell to the Purchaser, 2,666,757 shares of Common Stock (the “Purchased Shares”) at the Price Per Share for an aggregate purchase price equal to the product of the Purchased Shares and the Price Per Share (the “Purchase Price”).
Section 1.2 Closing. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages at 9:00 a.m., New York City time, on January 8, 2026, or such other time and place as the Company and the Purchaser may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date.” At the Closing, upon receipt by the Company of payment in full of the Purchase Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Shares in the name of the Purchaser in book-entry form.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing (except to the extent made only as of a specified date in which case as of such date), that, except as set forth in the SEC Documents:

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Section 2.1 Organization. The Company is a Delaware corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its assets, rights and properties and to carry on its business as presently conducted, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or delay, prohibit or prevent the consummation of the sale of the Purchased Shares.
Section 2.2 Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of September 12, 2025 (the “Capitalization Date”) is set forth in Schedule I. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except for the issuance of the Purchased Shares (and other than shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule I or issued thereafter in the ordinary course of business), the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule I, and the Company has not made any other commitment to authorize, issue or sell any Common Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock). As of the date hereof, the Company does not have any current plan or intention to make any commitment or enter into any agreement or arrangement to authorize, issue or sell any Common Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock) that would be material to the Company and its subsidiaries, taken as a whole (for the avoidance of doubt, other than the issuance of equity awards to employees or service providers in the ordinary course of business). Since the Capitalization Date through the date hereof, the Company has not issued any shares of Common Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock), other than shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule I or issued thereafter in the ordinary course of business.
Section 2.3    Authorization; No Conflicts.
(a)The Company has all necessary corporate power and authority for the due authorization, execution and delivery of this Agreement and, prior to the Closing, will have taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby and, following the effectiveness of such actions, for the due authorization, issuance, sale and delivery of the Purchased Shares. This Agreement has been duly executed and delivered by the Company. Assuming due execution and delivery by the Purchaser, this Agreement will be a valid and binding obligation of the Company enforceable against the

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Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)The authorization, execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Purchased Shares, do not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (C) result in any violation of any applicable federal, state or local law, rule or regulation or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, or any of its or their properties, except in the case of (A) and (C) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Purchased Shares.
Section 2.4 Government Approvals. No consent, approval or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, or in connection with the issuance of the Purchased Shares, except for: (a) those which have already been made or granted; (b) filings with the SEC and applicable state securities commissions; or (c) those where the failure to obtain such consent, approval or license would not have a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Purchased Shares.
Section 2.5 Authorized Shares. The Purchased Shares have been duly authorized and, when issued in accordance with the terms hereof, the Purchased Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than those under applicable state and federal securities laws and Section 4.1 of this Agreement. None of the Purchased Shares will be when issued, issued in violation of any preemptive right arising by operation of law or otherwise under the Certificate of Incorporation, the Bylaws (or other applicable organizational document) of the Company or any contract to which the Company is a party or otherwise bound. When issued in accordance with the terms hereof, the Purchased Shares will be free and clear of all liens (other than liens incurred by the Purchaser, restrictions arising under applicable securities laws or restrictions imposed by this Agreement).

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Section 2.6    SEC Documents; Financial Statements.
(a)Each of the SEC Documents, as of its respective filing date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed or furnished and publicly available prior to the date of this Agreement, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)The consolidated financial statements and the related notes thereto of the Company and its consolidated Subsidiaries included or incorporated by reference in the SEC Documents present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified (subject, in the case of the unaudited financial statements, to normal year-end adjustments). Such consolidated financial statements have been prepared in conformity with U.S. GAAP (except, in the case of unaudited financial statements, as permitted by the SEC) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto); and the other financial information included or incorporated by reference in the SEC Documents has been derived from the accounting records of the Company and its consolidated Subsidiaries, presents fairly in all material respects the information shown thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments), and has been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the SEC Documents (except as may be indicated in the notes thereto).
Section 2.7    Disclosure and Accounting Controls.
(a)The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, in each case in all material respects. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(b)The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are (A) executed in accordance with management’s general or specific authorizations and (B) recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,

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(ii) access to assets is permitted only in accordance with management’s general or specific authorization, (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (iv) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the SEC Documents is prepared in all material respects in accordance with the SEC’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its internal control over financial reporting. With respect to any material weaknesses in the
Company’s internal control over financial reporting, the Company has used and will use its reasonable best efforts to remediate such material weaknesses.
Section 2.8 Absence of Certain Changes. Since December 31, 2024, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Purchased Shares, neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries, taken as a whole.
Section 2.9 Brokers. The Company has not retained, utilized or been represented by any broker, investment banker, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees or expenses the Purchaser could be required to pay.
Section 2.10 Stock Exchange. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq. There is no Action (i) pending by the Company, (ii) pending by any other Person and for which the Company has received written notice prior to the date of this Agreement or (iii) to the knowledge of the Company, pending or threatened by any other Person otherwise to terminate the registration of the Common Stock under the Exchange Act or to delist the Common Stock from Nasdaq. The Company has not received any notification that the SEC or Nasdaq is currently contemplating terminating such registration or listing. The issuance and sale of the Purchased Shares and the performance by the Company of its other obligations hereunder does not and will not contravene Nasdaq rules or regulations or require any vote of the shareholders of the Company under the Nasdaq rules or regulations.
Section 2.11 Investment Company. The Company is not, and, immediately after giving effect to the sale of the Purchased Shares pursuant to this Agreement by the Company, will be, required to register as an “investment company” within the meaning of the Investment Company Act.
Section 2.12 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, it is not necessary under applicable law, in connection with the issuance and sale of the Purchased Shares to the Purchaser, for the Company to register the Purchased Shares under the Securities Act. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company

EXHIBIT 10.1
under circumstances which would require the integration of such offering with the offering of any of the Purchased Shares under the Securities Act, and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of any of the Purchased Shares to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.
Section 2.13 Shell Company Status. The Company is not, and never has been, a “shell company” as defined in Rule 405 under the Securities Act.
Section 2.14 Litigation and Other Procedures. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Purchased Shares, there is no (A) pending or, to the knowledge of the Company, threatened in writing, claim, action, suit, investigation or proceeding, against the Company or any of its Subsidiaries or to which any of their assets are subject nor is the Company or any of its Subsidiaries subject to any order, judgment or decree or (B) unresolved violation, criticism or exception by the SEC with respect to any SEC Document or relating to any SEC examinations or inspections of the Company or any of its Subsidiaries.
Section 2.15 Related Party Transactions. None of the Company’s shareholders, present or former officers or directors, or any family member or Affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction or arrangement (whether written, oral or otherwise implied) that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
Section 2.16 Anti-Bribery and Anti-Corruption Violations. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries, in each case, in their capacity as such, has in the past five (5) years; (i) made, offered, promised, or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment, thing of value, or benefit to any foreign or domestic government official, employee or agent, including those acting on behalf of any government instrumentality such as government-owned or controlled entities, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) otherwise made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case of clauses (i) through (iii), in violation in any material respect of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (hereinafter, the “Anti-Bribery and Anti-Corruption Laws”). The Company and its Subsidiaries have instituted and maintain, or are subject to, policies and procedures as required by the Anti-Bribery and Anti-Corruption Laws.
Section 2.17 Sanctions. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee or agent of the Company

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or any of its Subsidiaries, is (i) the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, any European Union Member State, His Majesty’s Treasury, the United Nations Security Council (collectively, “Sanctions”), (ii) located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions (currently, the Crimea region of Ukraine, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea; each, a “Sanctioned Country”) or (iii) owned or controlled (as such terms are defined by applicable Sanctions) by one or more such Persons described in the forgoing clauses (i) or (ii) (Persons described in the forgoing clauses (i), (ii), or (iii), “Sanctioned Persons”). Since April 24, 2019, the Company and its Subsidiaries have complied in all material respects with applicable Sanctions.
Section 2.18 Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate in all material respects for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other Person, nor any incidents under internal review or investigations relating to the same. To the knowledge of the Company, the Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
Section 2.19 Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes due thereon (except where the failure to file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
Section 2.20 No Additional Representations. Except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Purchaser in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee

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benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchaser or any of their respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Purchaser as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for fraud.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing (except to the extent made only as of a specified date in which case as of such date) that:
Section 3.1 Organization and Power. The Purchaser is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its assets, rights and properties and to carry on its business as presently conducted.
Section 3.2    Authorization; No Conflicts.
(a)The Purchaser has all necessary limited liability company power and authority for the due authorization, execution and delivery of this Agreement and, prior to the Closing, will have taken all necessary limited liability company action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser. Assuming due execution and delivery by the Company, this Agreement will be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)The authorization, execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries is bound or to which any of the property or assets of the Purchaser or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the organizational documents of the Purchaser or any of its Subsidiaries, or (C) result in any violation of any applicable federal, state or local law, rule or regulation or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or any of its Subsidiaries, or any of its or their properties, except in the case of (A) and
(C) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Purchased Shares.
Section 3.3 Government Approvals. No consent, approval, license or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement,

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except for: (a) those which have already been made or granted or (b) those where the failure to obtain such consent, approval, license or authorization, or to make such filing, would not have a
Material Adverse Effect or delay, prohibit or prevent the consummation of the sale of the Purchased Shares.
Section 3.4    Investment Representations.
(a)The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(b)The Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.
(c)The Purchaser is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.
(d)By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the economic risk of holding the Purchased Shares for an indefinite period, and has sufficient knowledge of the merits and risks of its investment.
(e)The Company has provided to the Purchaser documents and information that the Purchaser has requested relating to an investment in the Company. The Purchaser has reviewed the Company’s SEC Documents and has had a reasonable opportunity to ask questions of the Company and its representatives, including with respect to the Company’s condition (financial and otherwise), results of operations, businesses, properties, assets, liabilities, plans, management and prospects. The Purchaser has discussed with the Purchaser’s professional advisers the suitability of an investment in the Company, and the Purchaser has determined that the acquisition of the Purchased Shares is a suitable investment for the Purchaser. The Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Purchased Shares.
Section 3.5 No Additional Representations. The Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II and in any certificate or other document delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective

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businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties, other than in the case of fraud. In particular, without limiting the foregoing disclaimer, the Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and, other than in the case of fraud, the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof.

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1    Restrictions on Transfer; Lock-Up.
(a)The Purchased Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom, and in each case in compliance with the terms of this Agreement and the restrictions set forth in the text of the restrictive legend required to be included on the Purchased Shares pursuant to Section 4.2 hereof. The Purchaser agrees that it shall not, without the Company’s written consent, sell, pledge, grant any option to purchase, transfer or otherwise dispose of any Purchased Shares until on or after the six-month anniversary of the Closing, other than to any Affiliates of the Purchaser who agree to be bound by the transfer restrictions herein pursuant to a written agreement in customary form that is reasonably satisfactory to the Company.
(b)Each of the Company and the Purchaser agrees that (i) the issuance of Shares has not been registered under the Financial Investment Services and Capital Markets Act of Korea and (ii) the Purchased Shares shall not be, directly or indirectly, offered, sold or otherwise transferred in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Laws of Korea and the rules and regulations promulgated thereunder) from and after the Closing through the one-year anniversary of the Closing.
Section 4.2    Restrictive Legends.
(a)Each certificate or book-entry position representing the Purchased Shares shall be stamped or otherwise imprinted with, or have a notation to the effect of, a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

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“THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE
SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE FINANCIAL SERVICES COMMISSION OF KOREA UNDER THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT OF KOREA, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN KOREA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF KOREA (AS DEFINED IN THE FOREIGN EXCHANGE TRANSACTIONS LAW OF KOREA AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER) AT THE TIME OF AND WITHIN ONE (1) YEAR OF WEBTOON ENTERTAINMENT INC.’S ISSUANCE OF THIS SECURITY.”
(b)The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Shares in order to implement the restrictions on transfer set forth in this Section 4.2.
(c)(i) Subject to the applicable restrictions set forth in Section 4.1, in the event that any Purchased Shares (a) become registered under the Securities Act or (b) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A) or (ii) in connection with any sale, assignment, transfer or other disposition of the Purchased Shares by the Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the subsequent purchaser acquires freely tradable shares, then, in either case, if requested by the Purchaser by written notice to the Company, the Company shall promptly (and in any event within three (3) Business Days) request the transfer agent for the Common Stock to remove any restrictive legends related to the book entry account holding such Purchased Shares and make a new, unlegended entry for such book entry Purchased Shares sold or disposed of without restrictive legends. Subject to the applicable restrictions set forth in Section 4.1, without limiting the foregoing, promptly following such date as the Purchased Shares are first eligible for resale under Rule 144(b)(1) or any successor provision (without regards to paragraph (c)(1) of Rule 144) (and in any event within five (5) Business Days after such date), the Company shall, and shall cause the transfer agent to, take all necessary actions to remove any restrictive legends related to the book entry account holding such Purchased Shares and make a new, unlegended entry for such book entry Purchased Shares. The Company shall provide Purchaser with written notice of such removal and unlegended entry promptly thereafter.
Section 4.3 Confidentiality. The Company and the Purchaser each acknowledge that they are currently bound by that certain Mutual Confidentiality Agreement, dated as of June 26, 2025 (the “Existing NDA”). The Existing NDA shall continue in full force and effect in all respects

EXHIBIT 10.1
without modification. For the avoidance of doubt, subject to Section 7.14 of this Agreement, this Agreement and its terms, and the transaction contemplated hereby, shall constitute “Confidential Information” under the Existing NDA.
Section 4.4 Nasdaq Listing. The Company shall use its reasonable best efforts to cause the Purchased Shares to be approved for listing on Nasdaq at the Closing, subject to official notice of issuance.
ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS
Section 5.1 Conditions of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by the Purchaser, on or prior to the Closing, of each of the following conditions precedent:
(a)Representations and Warranties. Each of the representations and warranties of the Company contained in Article II of this Agreement shall be true and correct on and as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or on the Company’s ability to consummate the transactions contemplated by this Agreement.
(b)Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c)Legal Opinion. The Purchaser shall have received an executed opinion from counsel for the Company, dated as of the Closing Date and relating to the Purchased Shares, in the form attached hereto as Exhibit B.
(d)No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby and there shall be no legal proceeding pending by any Governmental Entity seeking any of the foregoing.
(e)Nasdaq. The Purchased Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.
Section 5.2 Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or written waiver (to the

EXHIBIT 10.1
extent any such waiver is permitted by applicable law) by the Purchaser, on or prior to the Closing, of each of the following conditions precedent:
(a)Representations and Warranties; Performance. Each of the representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct on and as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.
(b)Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.
(c)No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby and there shall be no legal proceeding pending by any Governmental Entity seeking any of the foregoing.
ARTICLE VI
TERMINATION

Section 6.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the Company and the Purchaser or (b) by either the Company or the Purchaser if all conditions to the Closing have not been satisfied or waived on or before the Closing.
Section 6.2 Effect of Termination. In the event of any termination pursuant to Section 6.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchaser or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 6.2 and Article VII which shall survive the termination of this Agreement, (b) nothing in this Section 6.2 shall relieve any party from liability or damages incurred or suffered by the other party resulting or arising from any willful and intentional breach or failure to perform any covenant or agreement of such first party or (c) for fraud.

EXHIBIT 10.1
ARTICLE VII

MISCELLANEOUS

Section 7.1 Survival. The representations and warranties of the Company contained in each of Sections 2.1 (Organization), 2.3 (Authorization; No Conflicts), 2.5 (Authorized Shares),
2.9 (Brokers), 2.12 (Securities Law Exemptions) and 2.13 (Shell Company Status) (collectively, the “Fundamental Representations”) shall survive indefinitely. The representations and warranties contained in each of Sections 2.2 (Capitalization) and 2.15 (Related Party Transactions) (collectively, the “Specified Representations”) shall survive for eighteen (18) months following the Closing Date; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representations and warranties in the case of fraud in the making of such representations and warranties. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
Section 7.3    Governing Law; Dispute Resolution.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)Any dispute, claim or controversy arising out of or relating to this Agreement, including but not limited to any action or claim based in tort, contract or statute (including any claims of breach) or concerning the breach, termination, enforcement, effect, performance, interpretation or validity of this Agreement (each, a “Dispute”) shall be resolved by final and binding arbitration at JAMS in the County of New York, State of New York, before a single arbitrator. The arbitration shall proceed under the JAMS Streamlined Arbitration Rules & Procedures if the Dispute is in an amount of $1,000,000 or less and the JAMS Comprehensive Arbitration Rules &Procedures if the Dispute is in an amount over $1,000,000. If the parties are

EXHIBIT 10.1
not able to agree on an arbitrator within fifteen (15) Business Days after JAMS receives the demand for arbitration, the arbitrator shall be selected in accordance with the JAMS rules.
(c)The arbitrator shall apply the substantive law of the State of Delaware and shall have authority to entertain a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. In any arbitration to resolve a Dispute, the parties may seek only those remedies provided for in this Agreement.
(d)By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. Without prejudice to such remedies that may be granted by a court, the arbitrator shall have full authority to grant provisional remedies, to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect.
(e)The parties consent and submit to the personal jurisdiction of any U.S. federal or state court located in the County of New York, State of New York, for the enforcement of any arbitral award rendered hereunder and to compel arbitration or for interim or provisional remedies in aid of arbitration. In any such action, each party irrevocably and unconditionally waives any objection, including any objection on the ground of forum non conveniens, which it may now or hereafter have to the laying of venue of such action or proceeding in any above-named court.
(f)Within ten (10) Business Days of the rendering of an award, any party may notify JAMS of its intention to appeal the award (the “Appeal Notice”). The appeal will be administered by JAMS in accordance with the JAMS Optional Appeal Arbitration Procedure, except as modified herein, and seated in the County of New York, State of New York. The language of the appeal shall be English and the appeal shall be heard by a single arbitrator or, at the election of either party, by three arbitrators (in either case, the “Appeal Arbitrator”); provided that, if heard by a single arbitrator, such arbitrator must have at least fifteen (15) years’ experience as a judge. If the parties are unable to agree on an Appeal Arbitrator(s) within fifteen (15) Business Days after a notice of an appeal is served on the other party, an Appeal Arbitrator(s) shall be selected in accordance with the JAMS rules. The Appeal Arbitrator(s) shall be entitled to accept the initial award, modify the award, or substitute his or her own award. The award, as confirmed, modified or replaced by the Appeal Arbitrator(s), shall be final and binding, and judgment thereon may be entered by any court having jurisdiction thereof.
(g)Claimants and respondents shall bear its or their own costs of the arbitration and the appeal, including attorney’s fees and costs, and share equally the arbitrator’s and Appeal Arbitrators’ fees and JAMS’ administrative costs. For purposes of fee/cost sharing, all claimants shall be considered one party and all respondents shall be considered one party.
(h)The parties shall maintain strict confidentiality with respect to all aspects of any arbitration commenced pursuant to this Agreement and shall not disclose the fact, conduct, documents produced or outcome of the arbitration to any non-parties or non-participants, except to the extent required by applicable law, to its auditors or insurers to the

EXHIBIT 10.1
extent necessary or to the extent necessary to recognize, confirm or enforce the final award or decision in the arbitration, without the prior written consent of all parties to the arbitration.
Section 7.4 Indemnification. The Company agrees to defend, protect, indemnify and hold harmless the Purchaser, its Affiliates, their respective officers, directors, members, managers, employees and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and expenses in connection therewith, including attorneys’ fees and disbursements (but excluding any consequential, indirect, special, punitive or exemplary damages of any nature whatsoever, unless actually awarded by a court of competent jurisdiction to a third party with respect to a third party claim) (collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, arising out of or relating to (a) any misrepresentation or breach of any Fundamental Representation or any Specified Representation or (b) any breach of any covenant, agreement or obligation of the Company or any of its Affiliates in this Agreement or any other certificate, instrument or document contemplated hereby, except, in each case, to the extent any Indemnified Liabilities are finally judicially determined by a court of competent jurisdiction to have primarily resulted from the Purchaser’s gross negligence, willful misconduct or fraud. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law; provided that that the aggregate liability of the Company under this Section 7.4 shall not be greater than the Purchase Price.
Section 7.5 Entire Agreement; No Third Party Beneficiary. This Agreement contains the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 7.6 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses.
Section 7.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:
(a)if sent by registered or certified mail in the United States return receipt requested, upon receipt;
(b)if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by email transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

EXHIBIT 10.1
If to the Company, to:
WEBTOON Entertainment Inc. 5700 Wilshire Blvd., Suite 220 Los Angeles, CA 90036
Attention: Maximilian Jo, General Counsel
Yuson Nam, Corporate Legal Lead Mingshu Liu, Corporate Legal
Email:    maximilian.jo@webtoon.com
toyuson@webtoonscorp.com mingshu.liu@webtoon.com;
with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
Attention:    Edward J. Lee, P.C. Email:    edward.lee@kirkland.com

If to the Purchaser, to:
Accelerator Investments LLC c/o The Walt Disney Company 500 South Buena Vista Street Burbank, CA 9152101245
Attention:    James M. Kapenstein, Deputy General Counsel, Corporate Legal
Justin Radell, Assistant Chief Counsel Lisa Phua, Lead Counsel
Email:    james.kapenstein@disney.com
justin.radell@disney.com lisa.phua@disney.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP 2000 Avenue of the Stars, Suite 200N
Los Angeles, CA 90067
Attention:    P. Michelle Gasaway
Samuel J. Cammer
Email:    michelle.gasaway@skadden.com
samuel.cammer@skadden.com

Section 7.8 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors of each of the parties hereto. Notwithstanding the

EXHIBIT 10.1
foregoing, neither the Purchaser nor the Company shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other.
Section 7.9 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 7.10 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
Section 7.11    Interpretation; Absence of Presumption.
(a)For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit references are to the Articles, Sections, paragraphs, and Exhibits to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or,” “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).
(b)With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

EXHIBIT 10.1
Section 7.12 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
Section 7.13 Specific Performance. The parties hereto agree that irreparable damage could occur and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall, without the necessity of proving the inadequacy of money damages or posting a bond, be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity. Under no circumstances will the Company be permitted or entitled to receive both (i) a grant of specific performance resulting in the consummation of the issuance of the Purchased Shares in exchange for receipt by the Company of any of the Purchase Price, and (ii) the payment of monetary damages at any time.
Section 7.14 Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law (including beneficial ownership disclosures under Section 13 or Section 16 of the Exchange Act), the Securities Act and any other applicable securities laws and rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures, and all substantive filings or disclosures under the Securities Act and any other applicable securities laws and rules of any stock exchange upon which its securities are listed, with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure, or filings or disclosures under securities laws or stock exchange rules, without prior consultation with, and prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of, the other party, and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure, and any such filings or disclosures under securities laws or stock exchange rules. Notwithstanding the foregoing, this Section 7.14 shall not apply to any press release or other public statement, or disclosure made by the Company or the Purchaser that is substantially consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement.
Section 7.15 Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein. No Person other than the Contract Parties, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in

EXHIBIT 10.1
law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.
Section 7.16 Further Assurances. From the date hereof until the Closing, without further consideration, the Company and the Purchaser shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder.

(Signature page follows)

EXHIBIT 10.1

The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.

WEBTOON Entertainment Inc.

By:     /s/ Yongsoo Kim     Name: Yongsoo Kim
Title: Chief Strategy Officer & Head of Global WEBTOON

[Signature page to Securities Purchase Agreement]

EXHIBIT 10.1

PURCHASER

Accelerator Investments LLC

By:    /s/ James M. Kapenstein     Name: James M. Kapenstein
Title: President

[Signature Page to Securities Purchase Agreement]

EXHIBIT 10.1
EXHIBIT A
DEFINED TERMS

1.    The following capitalized terms have the meanings indicated:
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that the Company and its Subsidiaries, on the one hand, and the Purchaser or any of its Subsidiaries, on the other hand, shall not be deemed to be Affiliates.
“Antitrust Laws” means collectively, any applicable law designed to prohibit, restrict or regulate actions having the purpose or effect of substantially lessening competition, monopolization or restraint of trade, foreign investment, government subsidies or national security.
“Board of Directors” means the Company’s board of directors.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated on June 26, 2024, as the same may be further amended or restated.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as the same has been and may be further amended or restated.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles as in effect in the United States, consistently applied.
“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Nasdaq” means the Nasdaq Global Select Market.

EXHIBIT 10.1
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a government or other agency or political subdivision thereof.
“Price Per Share” means $12.29.
“Representatives” means a Person’s employees, agents, consultants, accountants, attorneys or financial advisors.
“SEC” means the Securities and Exchange Commission.
“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, supplements, exhibits and schedules thereto) filed or furnished by the Company with the SEC (including any documents incorporated by reference therein) since December 31, 2024 and publicly available prior to the date of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or Controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

EXHIBIT 10.1
EXHIBIT B
LEGAL

OPINION

[See attached]